UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Pasithea Therapeutics Corp.

(Name of Registrant as Specified in its Charter)

Concord IP2 Ltd.

Elderhill Corporation

Leonite Capital LLC

Leonite Fund I, LP

Camac Partners, LLC

Camac Capital, LLC

Camac Fund, LP

David Delaney

Avi Geller

Eric Shahinian

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investor Group Urges Stockholders of Pasithea Therapeutics to Vote to Call Special Meeting

—Near Threshold Required, Every Vote Matters—

NEW YORK AND TORONTO — BUSINESS WIRE — Camac Partners, LLC, affiliates of Concord Investment Partners Ltd., and Leonite Capital LLC (collectively with their affiliates, the “Investor Group” or “we”), who together are one of the largest stockholders of Pasithea Therapeutics Corp. (Nasdaq: KTTA) (“Pasithea” or the “Company”), today issued the following letter to their fellow stockholders:

August 24, 2022

Dear Pasithea Stockholders,

As you know, we are seeking to call a Special Meeting of Stockholders at Pasithea for a simple reason: we have lost all confidence in the incumbent Board of Directors to be effective and prudent stewards of our capital. Each of us are substantial investors in Pasithea, and we don’t want to see that investment squandered by directors who are more interested in taking care of themselves and their hand-picked allies than stockholders.

We have been pleased with the high degree of investor engagement and support we have received thus far, such that we are close to the threshold needed to call the special meeting. But EVERY VOTE COUNTS. If you have not returned your proxy card in support of our efforts, please do so immediately, either by reaching us directly or through InvestorCom, whose contact information is below. Thank you!

Contacts

For Investors:

InvestorCom LLC

John Grau, 203-972-9300

info@investor-com.com